UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) OR 12(g) of

the Securities Exchange Act of 1934

PARK PLACE ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware		47-4488552
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Ross Ave., Suite 4500E Dallas, TX	75201
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which each class is to be registered
___________________	___________________
___________________	___________________

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☑

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-205771

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.00001 per share

(Title of class)

This Form 8-A is being filed by Park Place Energy Inc., a Delaware corporation (the “Registrant”), which is the successor to Park Place Energy Corp., a Nevada corporation (“PPEC Nevada”), following a reincorporation merger effective on November 12, 2015 (the “Merger”).

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities of the Registrant being registered hereunder, reference is made to the information set forth under the heading “Description of Holdings Capital Stock” contained in the Registrant’s Registration Statement on Form S-4 (Regis. No. 333-205771) filed with the Securities and Exchange Commission, which description shall be deemed incorporated by reference herein.

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Certificate of Incorporation of the Registrant.

3.2	Amended and Restated Bylaws of the Registrant.

4.1	Specimen Stock Certificate with respect to shares of common stock, par value $0.00001 per share, of the Registrant (incorporated by reference from the Registrant’s Registration Statement on Form S-4 (Regis. No. 333-205771) filed with the Securities and Exchange Commission).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.

PARK PLACE ENERGY INC.

Dated: November 13, 2015	By:	/s/ Francis M. Munchinski
Name: Francis M. Munchinski
Title: Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Incorporation of the Registrant.

3.2	Amended and Restated Bylaws of the Registrant.

4.1	Specimen Stock Certificate with respect to shares of common stock, par value $0.00001 per share, of the Registrant (incorporated by reference from the Registrant’s Registration Statement on Form S-4 (Regis. No. 333-205771) filed with the Securities and Exchange Commission).